    As filed with the Securities and Exchange Commission on February 20, 2001

                                            REGISTRATION STATEMENT NO. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                                 FIREPOND, INC.
             (Exact Name of Registrant as Specified in its Charter)

                               DELAWARE 41-1462409
          (STATE OF INCORPORATION) (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                890 WINTER STREET
                          WALTHAM, MASSACHUSETTS 02451
                                 (781) 487-8400
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             FULL TITLE OF THE PLAN

                    BRIGHTWARE ACQUISITION STOCK OPTION PLAN

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                                 KLAUS P. BESIER
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                 FIREPOND, INC.
                                890 WINTER STREET
                          WALTHAM, MASSACHUSETTS 02451
                                 (781) 487-8400

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

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                                 With copies to:

                                   Jack Steele
                             McDermott, Will & Emery
                                 28 State Street
                                Boston, MA 02109
                                 (617) 535-4000

                         CALCULATION OF REGISTRATION FEE


==========================================================================================================================
                                       Amounts to      Proposed Maximum         Proposed Maximum           Amount of
   Tittle of Securities                     be         Offering Price Per       Aggregate Offering       Registration Fee
     Being Registered                  Registered          Share (1)                Price (1)                 (1)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
share, issuable pursuant to the
Brightware 2001 Acquisition Stock
Option Plan                            1,000,000              $3.03125                $3,031,250              $757.82
===========================================================================================================================

(1) The Proposed Maximum Offering Price Per Share and the Proposed Aggregate Offering Price are based upon the average of the high and low prices for the Registrant's Common Stock, par value $.01 per share, as reported on the Nasdaq National Market on February 13, 2001, in accordance with Rules 457(h) and (c) under the Securities Act of 1933, as amended, and are utilized solely for the purpose of calculating the Amount of Registration Fee.




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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  PLAN INFORMATION. *

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION. *

         * Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         FirePond, Inc. (the "Registrant") hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange Commission:

         (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 2000 filed with the Securities and Exchange Commission on January 29, 2001 (File No. 000-29251);

         (b) all other reports filed with the Securities and Exchange Commission by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since October 31, 2000; and

         (c) the description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A dated January 31, 2000 as filed with the Securities and Exchange Commission on January 31, 2000 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

         In addition, all documents subsequently filed with the Securities and Exchange Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

Item 6   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         In accordance with Section 145 of the General Corporation Law of the State of Delaware, Article VII of the Registrant's Restated Certificate of Incorporation (the "Certificate") provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate provides that if the General Corporation Law of the State of Delaware is amended to authorize the further elimination or limitation of the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

         Article V of the Registrant's Amended and Restated By-laws (the "By-laws") provides for indemnification by the Registrant of its directors, officers and certain non-officer employees (including officers and certain non-officer employees of subsidiaries) under certain circumstances against expenses (including attorneys fees, judgments, fines and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was a director, an officer or an employee of the Registrant, or is acting in any capacity with other entities at the written request of the registrant, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to criminal actions or proceedings, that such person had no reasonable cause to believe his or her conduct was unlawful.

         The Company carries directors' and officers' liability insurance covering its directors and officers.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

         The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

EXHIBITS
            4.1 Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the FirePond, Inc. Registration Statement on Form S-1 (File No. 333-90911), as amended, which was originally filed with the Securities and Exchange Commission on November 12, 1999).
            4.2 First Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.5 to the FirePond, Inc. Registration Statement on Form S-1 (File No. 333-90911), as amended, which was originally filed with the Securities and Exchange Commission on November 12, 1999).
            4.3 Specimen Certificate for Shares of Common Stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 4.1 to the FirePond, Inc. Registration Statement on Form S-1 (File No. 333-90911), as amended, which was originally filed with the Securities and Exchange Commission on November 12, 1999).
            4.4   Brightware Acquisition Stock Option Plan of the Registrant.
            5.1 Opinion of McDermott, Will & Emery LLP as to the legality of the securities being offered.
           23.1   Consent of McDermott, Will & Emery (included in Exhibit 5.1).
           23.2   Consent of Arthur Andersen LLP.
           24.1 Powers of Attorney (included on signature pages to this Registration Statement).

Item 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      to include any prospectus required by
                  Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any acts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned Registrant pursuant to Section 13 or
         Section 15 (d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

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

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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


         Pursuant to the requirements of the Securities Act, FirePond, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Waltham, Massachusetts on February 15, 2001

                                    FirePond, Inc.

                                     By: /s/ Klaus P. Besier
                                         -------------------------------------
                                         Klaus P. Besier
                                         Chairman and Chief Executive Officer




                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Klaus P. Besier and Paul K. McDermott such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such period and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file with same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                 TITLE                                                          DATE

/s/ Klaus P. Besier
-----------------------------------       Chairman, Chief Executive Officer,                     February 15, 2001
Klaus P. Besier                           and Director (Principal Executive Officer)

/s/ Paul K. McDermott
-----------------------------------       Chief Financial Officer and Vice President             February 15, 2001
Paul K. McDermott                         of Finance and Administration (Principal Financial
                                          and Accounting Officer)

/s/ Paul R. Butare
-----------------------------------       Director                                               February 15, 2001
Paul R. Butare

/s/ J. Michael Cline
-----------------------------------       Director                                               February 15, 2001
J. Michael Cline

/s/ William O. Grabe
-----------------------------------       Director                                               February 15, 2001
William O. Grabe

/s/ Gerhard Schulmeyer
-----------------------------------       Director                                               February 15, 2001
Gerhard Schulmeyer

/s/ Larry Weber
-----------------------------------       Director                                               February 15, 2001
Larry Weber

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




                                  EXHIBIT INDEX


Exhibits
            4.1 Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the FirePond, Inc. Registration Statement on Form S-1 (File No. 333-90911), as amended, which was originally filed with the Securities and Exchange Commission on November 12, 1999).
            4.2 First Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.5 to the FirePond, Inc. Registration Statement on Form S-1 (File No. 333-90911), as amended, which was originally filed with the Securities and Exchange Commission on November 12, 1999).
            4.3 Specimen Certificate for Shares of Common Stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 4.1 to the FirePond, Inc. Registration Statement on Form S-1 (File No. 333-90911), as amended, which was originally filed with the Securities and Exchange Commission on November 12, 1999).
            4.4   Brightware Acquisition Stock Option Plan of the Registrant.
            5.1 Opinion of McDermott, Will & Emery LLP as to the legality of the securities being offered.
           23.1   Consent of McDermott, Will & Emery (included in Exhibit 5.1).
           23.2   Consent of Arthur Andersen LLP.
           24.1 Powers of Attorney (included on signature pages to this Registration Statement).

-----------------

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